Exhibit 99.1

NEWS RELEASE

RAMBUS REPORTS FIRST QUARTER REVENUE

Revenue of $50.1 million, up 6% from first quarter last year; Company provides update on independent investigation

LOS ALTOS, Calif. – April 25, 2007 – Rambus Inc. (Nasdaq:RMBS), one of the world's premier technology licensing companies specializing in high-speed chip architectures, today reported revenue results for the first quarter of 2007. Revenue for the first quarter was $50.1 million, an increase of 6% over the first quarter of fiscal year 2006.

Cash, cash equivalents and marketable securities as of March 31, 2007 were $445.0 million, an increase of $54.3 million from the first quarter of fiscal year 2006.

“We again delivered strong revenue results through the value of our products and patents provided to some of the world’s leading semiconductor and systems companies,” said Harold Hughes, president and chief executive officer at Rambus. ”And we are building for the future as our leadership XDR™ memory architecture continues to gain momentum in both consumer and computing applications, offering the superior bandwidth capability next-generation applications demand.”

Update on Independent Investigation

On October 19, 2006, Rambus reported that preliminary estimates of the aggregate pre-tax, non-cash stock-based compensation charges in connection with the incorrectly dated historical stock option grants would be in excess of $200 million. After further review, the Company expects that these charges and other related charges will be approximately $190 million. The Company plans to report the final charge upon completion of the restatement of its historical financial statements.

As the restatement process has not yet been completed, Rambus will not be releasing first quarter earnings today. In addition, Rambus does not expect to be in a position to file its Form 10-Q for the first quarter of fiscal 2007 by the May 10, 2007 filing deadline.

The conference call discussing first quarter revenue results and further details on the Company’s financial restatement will be available live via the Rambus website (http://investor.rambus.com) at 2:00 p.m. Pacific Time today. The call will be webcast and can be accessed through the Rambus website. A replay will be available following the call on Rambus' Investor Relations web site or for one week at the following numbers: (888) 203-1112 (domestic) or (719) 457-0820 (international) with ID# 6011140.

About Rambus Inc.

Rambus is one of the world’s premier technology licensing companies specializing in the invention and design of high-speed chip architectures. Since its founding in 1990, the Company's patented innovations, breakthrough technologies and renowned integration expertise have helped industry-leading chip and system companies bring superior products to market. Rambus’ technology and products solve customers’ most complex chip and system-level interface challenges enabling unprecedented performance in computing, communications and consumer electronics applications. Rambus licenses both its world-class patent portfolio as well as its family of leadership and industry-standard interface products. Headquartered in Los Altos, California, Rambus has regional offices in North Carolina, India, Germany, Japan, Korea and Taiwan. Additional information is available at www.rambus.com.

Forward-Looking Statements

This release contains forward-looking statements. These forward-looking statements include, without limitation, those statements relating to Rambus’ future operating and financial performance, any compensation charges resulting Rambus’ historical stock option grants, Rambus’ ability to comply with SEC reporting requirements and the outcome and implications of the investigations of Rambus’ historical stock option grants and any further action of Rambus in connection therewith. You can identify these and other forward-looking statements by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs, and assumptions, and there can be no assurance concerning the outcome of the investigation or its consequences as specified herein. Actual results may differ materially. Factors that could cause actual results to differ include changes in Rambus’ industry or business, changes in demand for Rambus’ products and any new or additional findings from the investigations into Rambus’ historical stock option grants and developments in the litigation and regulatory enforcement actions relating thereto. Rambus’ business generally is subject to a number of risks which are described in its SEC filings, including its 10-K and 10-Qs. Rambus assumes no obligation to update any forward-looking statements.

NOTE: Rambus’ previously issued financial statements for the fiscal years 2003, 2004, 2005, the Quarterly Reports on Form 10-Q filed with respect to each of these fiscal years and the financial statements included in Rambus’ Quarterly Report on Form 10-Q for the first quarter of fiscal year 2006, should no longer be relied upon and will be restated, as set forth in greater detail in Rambus’ Form 8-K filed with the SEC on October 19, 2006.

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RMBSER

Contacts:

Satish Rishi

Chief Financial Officer

Rambus Inc.

(650) 947-5000

Nicole Noutsios

Investor Relations

Rambus Inc.

(650) 947-5050

Linda Ashmore

Public Relations

Rambus Inc.

(650) 947-5411

lashmore@rambus.com